Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of May 16, 2008 (the “Agreement”) is entered into among Great Plains Energy Incorporated, a Missouri corporation (the “Borrower”), the Lenders party hereto and Bank of America, N.A., as Administrative Agent.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders, JPMorgan Chase Bank, N.A., as Syndication Agent and Bank of America, N.A., as Administrative Agent entered into that certain Credit Agreement dated as of May 11, 2006 (as amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendments.  The Credit Agreement is hereby amended as follows:

(a)           Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Aquila” means Aquila, Inc., a Delaware corporation.

“Aquila Acquisition” means the acquisition of Aquila by the Borrower pursuant to the terms of that certain Agreement and Plan of Merger dated as of February 6, 2008 by and among the Borrower, Aquila, Gregory Acquisition Corp. and Black Hills Corporation, as amended or modified.

(b)           Section 6.12(xiv) of the Credit Agreement is hereby amended to read as follows:

(xiv)  Liens on (including Liens arising out of the sale of) accounts receivable and/or contracts which will give rise to accounts receivable of KCPL, Strategic Energy, L.L.C. and, following the consummation of the Aquila Acquisition, Aquila; and other Liens on (including Liens arising out of the sale of) accounts receivable and/or contracts which will give rise to accounts receivable of the Borrower or any Subsidiary in an aggregate amount not at any time exceeding $10,000,000.

(c)           The proviso in Section 6.16 of the Credit Agreement is hereby amended to read as follows:

provided, that (a) the foregoing provisions of this Section 6.16 shall not prohibit the Borrower or any Significant Subsidiary from entering into any debt instrument containing a total debt to capitalization covenant, (b) Strategic Energy, L.L.C. may be a party to a credit agreement restricting its ability to pay dividends to the Borrower if a breach of any financial covenant in such agreement exists or would result from such payment so long as any such financial covenant is customary for similarly-situated companies and (c) following the consummation of the Aquila Acquisition, Aquila may continue to be a party to the credit agreements in existence at the time of the consummation of the Aquila Acquisition, which restrict Aquila’s ability to pay dividends if (i) a breach of any financial covenant in such agreements exists or would result from such payment or (ii) Aquila’s senior unsecured credit rating is below Ba2 by Moody’s and BB by S&P.

2.           Conditions Precedent.  This Agreement shall be effective upon receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Administrative Agent and the Required Lenders.

3.           Miscellaneous.

(a)           Except as herein specifically agreed, the Credit Agreement, and the obligations of the Borrower thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)           The Borrower hereby represents and warrants as follows:

(i)           The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)           This Agreement has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)          No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Agreement.

(c)           The Borrower represents and warrants to the Lenders that (i) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Unmatured Default.

(d)           This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

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(e)           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	GREAT PLAINS ENERGY INCORPORATED
a Missouri corporation

By: /s/ Terry Bassham
Name: Terry Bassham
Title: Executive Vice President – Finance and Strategic Development and CFO

LENDERS:	BANK OF AMERICA, N.A.
individually in its capacity as a
Lender and in its capacity as Administrative Agent

By: /s/ P. Martin
Name: Patrick Martin
Title: Vice President

JPMORGAN CHASE BANK, N.A.

By: /s/ Nancy R. Barwig
Name: Nancy R. Barwig
Title: Vice President

BNP PARIBAS

By: /s/ Denis P. O’Meara
Name: Denis O’Meara
Title: Managing Director

By: /s/ M Khatri
Name: Manoj Khatri
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LIMITED, CHICAGO BRANCH

By: /s/ Chi-Cheng Chen
Name: Chi-Cheng Chen
Title: Authorized Signatory

WACHOVIA BANK

By: /s/ L. S. Phillips
Name: Leanne S. Phillips
Title: Director

                                                                                                                                          FIRST AMENDMENT AGREEMENT
GREAT PLAINS ENERGY INCORPORATED

BANK OF NEW YORK

By:
Name:
Title:

KEY BANK NATIONAL ASSOCIATION

By: /s/ Keven D. Smith
Name: Keven D. Smith
Title: Senior Vice President

THE BANK OF NOVA SCOTIA

By: /s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

UMB BANK, N.A.

By: /s/ Robert P. Elbert
Name: Robert P. Elbert
Title: Senior Vice President

COMMERCE BANK, N.A.

By: /s/ R. David Emley, Jr.
Name: R. David Emley, Jr.
Title: Vice President

                                                                                                                                          FIRST AMENDMENT AGREEMENT
GREAT PLAINS ENERGY INCORPORATED